Exhibit 10.2

                              KANEB SERVICES, INC.
                  1996 SUPPLEMENTAL DEFERRED COMPENSATION PLAN

         1. Purpose. This 1996 Supplemental Deferred Compensation Plan of Kaneb Services, Inc., a Delaware corporation, is intended to advance the best interests of the Company by providing executives and other key personnel with a means of supplementing their deferrals made to the Company's 401(k) plan, The Kaneb Services, Inc. Savings Investment Plan. Deferrals to the 401(k) plan are limited by the Internal Revenue Code of 1986, as amended (the "Code"), so that allowable deferrals, Company matching, and other Company contributions for many key employees are, on a percentage of compensation basis, less than that allowed for non-key employees. In addition, participation in the Company's Deferred Stock Unit Plan may further reduce the compensation considered under the Company's 401(k) plan, resulting in additional reduction of allowable deferrals and Company contributions to that Plan. By this Plan (as defined below) the Company (as defined below) seeks to remain competitive in its compensation plans and programs, thereby serving to attract and retain key employees and to establish an orderly compensation plan to more closely align the interests of a Participant (as defined below) with those of the Company's stockholders over a multi-year term, in return for the Participant's service to the Company or its subsidiaries.

         2. Definitions.

                  A. "Board of Directors" or "Board" means the Board of Directors of the Company.

                  B. "Change of Control" means, with respect to the Company, the occurrence of any one or more of the following events:

                           (1) the  acquisition  by any  individual or entity of
                  the legal or beneficial ownership of securities of the Company resulting in such person having 20% or more of the total votes that may be cast for the election of directors of the Company;

                           (2) the  approval by  stockholders  of the Company of
                  the sale or other disposition of all or substantially all of the assets of the Company (including a plan of liquidation or dissolution) or the merger or consolidation of the Company with or into another corporation, in accordance with the requirements of Certificate of Incorporation of the Company and applicable law; or

                           (3) as a result of, or in connection with, any tender
                  offer, exchange offer, merger or other business combination which results in the failure of individuals who are members of the Board of Directors immediately prior to such event to continue to constitute the majority of the Board.

                  C. "Committee" means the Compensation Committee of the Board of Directors, or any successor committee appointed by resolution of the Board.

                  D. " Company" means Kaneb Services, Inc. , a Delaware Corporation.

                  E. "Common Stock" means the Common Stock of the Company, no par value.

                  F. "Compensation" means, with respect to a Participant, his or her regular base salary in respect of his or her service as an employee with the Company or any of its subsidiaries, unless otherwise defined from time to time by the Committee.

                  G. "Contributions" means the cumulative amount of Compensation which has been credited to a Participant's Deferred Stock Unit Ledger Account, in accordance with Section 7 hereof.

                  H. "Deferred Stock Unit" or "DSU", means a unit credited to a Participant's Deferred Stock Unit Ledger Account in accordance with
         Section 7 hereof.

                  I. "Deferred Stock Unit Ledger" or "DSU Ledger" means a bookkeeping record maintained by the Company which, among other things, reflects the name of each Participant, the number of DSUs which have been purchased on his or her behalf under the Plan and the vesting status of the DSUs for such Participant.

                  J. "Disability" means the inability of a Participant, through life-threatening illness or other life-threatening cause or event, as determined in the discretion of the Committee based on the advice of competent physicians of their selection, to continue in the employment of the Company for a consecutive period of six (6) months or more, as determined by the Committee.

                  K. "Election Date" means the date on which an Eligible Employee elects to become a Participant in the Plan by delivering to the Company the election authorization described in Section 6 hereof and all periods of revocability of participation have expired. The initial election date shall be made prior to August 16, 1996 for the period August 16, 1996 through December 31, 1996. Subsequent Election Dates shall be offered prior the date an Eligible Employee commences or recommences Contributions and again, prior to January 1 of each subsequent calendar year, to be effective for that year.

                  L. "Eligible Employee" means any officer or other key employee of the Company or any of its subsidiaries who is eligible to participate in the Company's 401(k) Plan and who participates in the Company's Deferred Stock Unit Plan or an officer or other key employee who is eligible to participate in the Company's 401(k) plan whose compensation exceeds the limitations referred to above and whose Company matching and other Company contributions under the 401(k) Plan are reduced or limited by the Code.

                  M. "Final Valuation Date" means, with respect to a Participant, the date elected by the Participant in the manner and form prescribed by the Committee on which the Participant's Vested DSU Value will be calculated for distribution. The Participant may elect his or her Final Valuation Date as any one of the following: (i) the date of a Participant's severance from employment with the Company or any subsidiary occurs for any reason; (ii) the earlier of, the date of a Participant's severance from employment with the Company or any subsidiary, or a specific date selected by the Participant, or; (iii) the later of the date of a Participant's severance from employment with the Company or any subsidiary, or a specific date selected by the Participant, all as indicated on the Participant's election authorization. Notwithstanding the above, the Final Valuation Date shall occur as of the date of occurrence of a Change of Control regardless of such other date elected by the Participant as described above.

                  N. "Monthly Valuation Date" means the last day of each calendar month, commencing with the first month or partial month of participation..

                  O. "Participant" means each Eligible Employee who elects to participate in the Plan pursuant to Section 5 hereof.

                  P. "Plan" means this Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan as the same may be amended from time to time.

                  Q. "DSU Value" means: on any Final Valuation Date, the dollar value of DSUs determined by multiplying the number of DSUs credited to the DSU Ledger account of any Participant by the closing sale price per share of the Company's Common Stock on the New York Stock Exchange on such date (or, if there is no reported sale on such date, on the last preceding date on which such sale occurred).

                  R. "Vested" shall mean the Participant is entitled to receive as of the Final Valuation Date the DSU Value on applicable DSUs as computed pursuant to Section 2, item Q above.

         3. Administration.

                  A. The Plan shall be administered by the Committee. The Committee may delegate the Administration of the Plan to an officer or executive of the Company, however the Committee may not delegate its authority to amend, change or terminate the Plan.

                  B. The Committee may make such rules and regulations for the conduct of its affairs, and subject to the provisions of the Plan, interpret the Plan, amend the Plan and make all other determinations and perform such actions as it deems necessary or advisable to administer the Plan.

                  C. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

                  D. The Company's Director of Human Resources shall report as necessary to the Committee those events with respect to the Plan requiring action, determination, or rulings from the Committee.

         4. Determination of Eligible Employees. The determination of which executives or other key employees of the Company are Eligible Employees and thus eligible to participate in the Plan shall be within the sole discretion of the Committee. Upon determining that any executive or other key employee is an Eligible Employee, the Committee shall notify such person in writing.

         5. Method of Participation. Each Eligible Employee may elect to participate in the Plan by executing and delivering to the Company, on or before the date his or her salary is first applicable to Contribution to the Plan, an election authorization described in Section 6 below. Such eligible employee shall thereby become a Participant effective as such date described above and shall remain a Participant until such Participant or his or her beneficiary, as the case may be, has received payment of the Vested DSU value of such Participant's Deferred Stock Units in accordance with Sections 8 and 9 hereof, or until such Participant's rights are earlier forfeited as provided in Section 11.

         6. Election Authorization. The Company shall furnish to each Eligible Employee an election authorization in such form or forms as the Committee shall proscribe. The election authorization shall request a deferral of pay during the Contribution Period of an amount up to six (6) percent of such Participant's Compensation as calculated prior to reduction by other deferrals but reduced by his or her projected contribution to the Company's 401(k) plan. No election authorization shall be effective sooner than the next payroll period that begins after the Company's receipt of the election authorization. All amounts deferred in accordance with a Participant's election authorization shall be credited to such Participant's account under the Deferred Stock Unit Ledger, as more fully described herein. No interest shall be payable on such accounts.

         7. Establishment and Maintenance of Deferred Stock Unit Ledger.

                  A. Concurrent with the  establishment of the Plan, the Company shall establish an Employee Deferred Stock Unit Sub-Ledger account which shall be used as the official record and method of identifying the number and value of DSU's credited to a Participant's individual accounts under the Participant's DSU Ledger. The Employee Deferred Stock Unit Sub-ledger will reflect, with respect to each Participant's respective accounts thereunder (as may be more specifically described below): (i) the name of each Participant; (ii) the amounts actually deferred (as of the relevant date) from his or her Compensation in accordance with his or her election authorization; (iii) the number of his or her Deferred Stock Units to which such Participant's Contributions equate; (iv) the vesting status of the DSU's credited to each respective Participant's DSU Ledger account; and, (v) such other information as the Committee or its designee shall deem appropriate. For purposes of a Participant's Employee Contributions, the number of DSUs to be initially credited to the Sub-Ledger account shall be the number of DSUs determined by dividing the amount of Compensation deferred for that month as described in Section 6 above, by the closing price per share of the Company's Common stock on the New York Stock Exchange on the Monthly Valuation Date. The Participant's Employee Deferred Stock Unit Sub-Ledger Account shall always be Vested in the full value of such account.

                  B. Concurrent with the establishment of the Plan, the Company shall establish a Participant's Company Matching Unit Sub-Ledger account which shall be used as the official record and method of identifying the number and value of DSU's credited to a Participant's individual accounts under the Participant's DSU Ledger. The Participant's Company Matching Unit Sub-ledger will reflect, with respect to each Participant's respective accounts thereunder: (i) the name of each Participant; (ii) the amounts actually credited by the Company; (iii) the number of his or her Deferred Stock Units to which such credit equates; (iv) the vesting status of the DSU's credited to each respective Participant's DSU Ledger account; and, (v) such other information as the Committee or its designee shall deem appropriate. For purposes of a Participant's Company Matching Sub-Ledger Account, the Company shall credit monthly to each Participant's account the number of DSUs equal to 50% of the DSUs determined in the Employee Deferred Stock Unit Sub-Ledger Account above. The Participant's Company Matching Sub-Ledger Account shall vest in 20% increments in the same manner as the Participant's Kaneb Services, Inc. Savings Investment Plan 401(k) account, and shall be Vested at any and all times in the same percentage as the Participant's Employer Account under the Kaneb Services, Inc. Savings Investment 401(k) Plan.

                  C. Concurrent with the  establishment of the Plan, the Company shall establish a Company 2% DSU Sub-Ledger account which shall be used as the official record and method of identifying the number and value of DSU's credited to a Participant's individual accounts under a Participant's DSU Ledger. The Participant's Company 2% DSU Sub-ledger will reflect, with respect to each Participant's respective accounts thereunder: (i) the name of each Participant; (ii) the amounts actually credited by the Company; (iii) the number of his or her Deferred Stock Units to which such credit equates; (iv) the vesting status of the DSU's credited to each respective Participant's DSU Ledger account; and, (v) such other information as the Committee or its designee shall deem appropriate. For purposes of a Participant's 2% DSU Sub-Ledger Account, the Company shall credit monthly to each Participant's account the number of DSUs equal to two (2) percent of his or her base compensation prior to reduction by other deferrals, but reduced by an amount equal to his or her projected Non-matching Employer Contributions made to his Kaneb Services, Inc. Savings Investment Plan 401(k) account for the same period. The Participant's Company 2% Sub-Ledger Account shall vest in 20% increments in the same manner as the Participant's Kaneb Services, Inc. Savings Investment Plan 401(k) account, and shall be Vested at any and all times in the same percentage as the Participant's Employer Account under the Kaneb Services, Inc. Savings Investment 401(k) Plan.

         8. Amount and Form of Payment. On a Participant's Final Valuation Date, such Participant or his or her beneficiary, as the case may be, shall be entitled to receive an amount equal to the Vested DSU Value of such Participant's DSU Ledger Accounts determined as of such Final Valuation Date, and to be distributed in the manner described herein. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates less than one (1) year after the date participation commenced shall be paid in cash. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates occurring one (1) year or more after the date participation commenced shall be in shares of the Company's Common Stock. The Company may satisfy its obligation to deliver shares of stock hereunder from treasury shares, from authorized but unissued shares of Common Stock, or by repurchasing shares of its Common Stock on the open market. The Company shall, where applicable, issue and deliver to the Participant certificates representing shares of its Common Stock as soon as practicable after the Vested DSU Value of such Participant's account becomes due and payable hereunder; provided however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify such shares under the Securities Act of 1933, as amended, or any applicable state securities law or in order to list such shares with the New York Stock Exchange.

         9. Timing of Payment. The Company shall pay to such Participant, or to his or her beneficiary, as the case may be, the Vested DSU Value of the Participant's account in the form determined in accordance with Section 8 above, in a single lump-sum no later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Election Date, the Participant may elect that his or her Unit Value be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve.

         10. Beneficiary Designation. Prior to the first Monthly Valuation Date, each Participant shall file with the Company a beneficiary designation on such form or forms as the Committee shall proscribe naming one or more beneficiaries to succeed to the Participant's right to receive payments hereunder in the event of his or her death. The Participant shall have the right to change such beneficiary designation from time to time; provided, however, that no such change shall become effective until received in writing by the Committee or its designee.

         11. Forfeiture of Deferred Stock Units. On a Participant's Final Valuation Date, any DSUs not Fully Vested shall be forfeited.

         12. Contingent Right to Receive DSU Value. The right of each Participant to payment and distribution of the DSU Value is contingent only upon, and subject to, forfeiture as provided herein. Title to and beneficial ownership of any assets, whether cash or investments, tangible or intangible, which the Company may set aside or designate to meet its contingent deferred obligation hereunder shall at all times remain vested in and with the Company and no Participant or beneficiary shall under any circumstances acquire any interest in any general or specific assets of the Company. Nothing contained herein shall be deemed to create a trust of any kind or to create a fiduciary relationship between the Company or the Committee (or its designee(s)) and a Participant. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than that of any unsecured general creditor of the Company.

         13. Limitation on Rights. Nothing in this Plan shall be construed to:

                  A. give any employee of the Company any unilateral right to be named an Eligible Employee or a Participant in the Plan;

                  B. give a Participant any rights whatsoever with respect to shares of Common Stock of the Company;

                  C. give a Participant any rights of a shareholder of the Company;

                  D. limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                  E. be evidence of any agreement or understanding, express or implied, that the Company will engage the services of a Participant in any particular position or at any particular rate of remuneration.

         14. Dividends and Dilution. The existence of outstanding Deferred Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or any other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any right thereto, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         15. Transferability of Contingent Right to Future Payments. No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or payment hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or payment shall, in the discretion of the Committee, either cease and terminate absolutely or be held by the Company for the sole benefit of the Participant or such beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Committee shall deem proper, free and clear of the claims of any other party whatsoever.

         16. Adjustments Upon Changes in Common Stock. In the event that the Company shall effect a split of its Common stock or declare a dividend payable in Common Stock, or in the event that the outstanding Common Stock shall be combined into a smaller number of shares, the number of DSUs of any Participant shall be increased or decreased proportionately, in a manner deemed appropriate by the Committee. In the event of a reclassification of Common Stock not encompassed by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Committee shall make such adjustments, if any, as it may deem appropriate in the number of DSUs of any Participant that are subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid government statute, regulation or rule.

         17. Financial Hardship. Upon written petition of the affected Participant, in a manner specified by the Committee, the Committee may in its sole discretion, with satisfactory documentation from the Participant, determine a Final Valuation Date for the affected Participant. The value at such Final Valuation Date shall be determined as provided for under Section 2, Items Q and R above.

         18. Withholding Taxes. If the Company or any subsidiary in its discretion determines that it is obligated to withhold any tax in connection with the payment or vesting of benefits with respect to Deferred Stock Units, the Company or such subsidiary may withhold from the Participant's wage or other remuneration the appropriate amount of the tax. At the discretion of the Company or such subsidiary, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in cash or in kind from cash or the Common Stock, respectively deliverable to the Participant under the terms hereof. If the Company or any subsidiary does not withhold an amount from the Participant's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or such subsidiary, the Participant shall be required to make reimbursement on demand, in cash, for the amount underwithheld.

         19. Amendment or Termination of Plan. The Company may amend this Plan in whole or in part at any time and from time to time. Notice of any such amendment shall be given in writing to each Participant and beneficiary of a deceased participant. No amendment shall operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled. The Company may terminate the Plan at any time. Notice of any such termination shall be given in writing to each participant and beneficiary of a deceased Participant. No such termination shall be operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled.

         20. Special Start-up Provision. Eligible Employees whose Kaneb Services, Inc. Savings Investment Plan 401(k) Company contributions to that plan were limited as described in Section 2, Item L prior to August 16, 1996 shall have the opportunity to defer additional Compensation during the remainder of 1996 of up to the aggregate amount of additional deferrals which could have been made under the Kaneb Services, Inc. Savings Investment Plan 401(k) as if such deferrals were not limited by the Code during that time, to the extent that such deferrals when added to actual deferrals made under the Kaneb Services, Inc. Savings Investment Plan do not exceed six (6) percent of Compensation during that time. Such additional deferrals, if any, shall be credited to the Eligible Employee's Employee DSU Sub-Ledger account in a manner consistent with Section 7, Item A above. If the Eligible Employee makes additional deferrals as described in this Section 20, the Company shall make a corresponding credit to the Eligible Employee's Company Matching DSU Sub-Ledger Account in the same manner and terms as described in Section 7 above. Further, the Eligible Employee's Company 2% DSU Sub-ledger Account shall be credited for the prior period in the same manner described in Section 7 above, regardless of whether or not the Eligible Employee makes all or part of the additional deferral available under this Section 20.

         21. Gender. Reference hereunder to the male gender shall be deemed to include the female and neuter genders, unless otherwise stated or indicated by the circumstances.

         22. Headings. All the headings set forth in this Plan are intended for convenience only and shall not control or affect the meaning, construction or effect of this Plan.

         23. Severability. In case any term in this Plan shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term, nor the validity of the other terms of this Plan, shall in any way be affected thereby.

         24. Applicable Law. To the extent not in conflict with applicable federal law, the laws of the State of Texas shall govern the validity, construction and interpretation of this Plan.

         25. Effective Date. This Plan has been approved by the Compensation Committee, effective as of the 23rd day of July, 1998.